Exhibit 99.1

CROWDGATHER, INC. ANNOUNCES RESULTS OF
2011 ANNUAL SHAREHOLDER MEETING

Woodland Hills, CA.  October 31, 2011 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), is pleased to announce the results of its 2011 Annual Shareholder Meeting held October 28, 2011 at CrowdGather’s corporate office in Woodland Hills, CA.  During CrowdGather’s Annual Shareholder Meeting, CrowdGather Chairman and CEO Sanjay Sabnani, Director Chuck Timpe, Director Jonathan R. Dariyanani and Director James A. Sacks were re-elected to serve on the Company's Board of Directors until the next shareholders meeting in October 2012.  The shareholders also ratified the selection of Q Accountancy Corporation as the Company's independent registered public accounting firm.

“We are excited about the prospects for our business, and we believe we have adequate capital to continue and grow our operations without the need to access the capital markets for the foreseeable future or until we achieve cash-flow breakeven,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “As a further demonstration of our commitment to CrowdGather, members of our Board of Directors, including myself, have recently increased our respective stakes in the Company through open market purchases.”

“We are dedicated to our corporate initiatives, and we are confident that our management team is focused on continuously improving the monetization of our existing ad inventory, particularly with the integration and deployment of our ad server platform in early 2012,” Sabnani continued. “Initially, we had stated a goal of 250 million monthly page views by the end of our next fiscal year in April.  As of this month, we are already at approximately 235 million monthly page views based on current Google analytics.  The Yuku acquisition in September 2011 significantly increased our forum footprint.  Yuku was our largest traffic acquisition to date, and we believe we purchased this asset at an attractive price.  We continue to seek opportunities for additional acquisitions, and we are working diligently to execute on our strategic plan.  We look forward to sharing with our shareholders the results of these and other efforts in the coming months.”

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor Contact:    Sanjay Sabnani
                              Phone: 818-435-2472 x 101
                              Email: sanjay@crowdgather.com